EXHIBIT 23.3


                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Alamosa Holdings, Inc. of our report dated February 28, 2000 relating to the consolidated financial statements of Alamosa PCS Holdings, Inc., which appears in Alamosa Holdings, Inc.'s proxy statement-prospectus filed January 26, 2001. We also consent to the incorporation by reference of our report dated February 28, 2000 relating to the financial statement schedule, which also appears in Alamosa Holdings, Inc.'s proxy statement-prospectus filed January 26, 2001.


/s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 1, 2001